Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Waterstone Financial, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2015 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), I, Douglas S. Gordon, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Douglas S. Gordon
Douglas S. Gordon
Chief Executive Officer
July 31, 2015
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Waterstone Financial, Inc. and will be retained by Waterstone Financial, Inc. and furnished to the Securities and Exchange